Exhibit 5.1

		New York Menlo Park Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

May 4, 2015

Credit Suisse AG
Paradeplatz 8
CH 8070 Zurich, Switzerland

Ladies and Gentlemen:

Credit Suisse AG, a corporation organized under the laws of Switzerland (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-3 (File No. 333-202913) (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), among other securities, (i) the Company’s Medium-Term Notes (the “Notes”) to be issued from time to time pursuant to the Senior Indenture dated as of March 29, 2007 (as amended and supplemented from time to time and in effect as of the date hereof, the “Indenture”) between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”); and (ii) the Company’s Warrants (the “Warrants” and, together with the Notes, the “Securities”) to be issued from time to time pursuant to the Warrant Agreement dated as of June 18, 2009 (as amended and supplemented from time to time and in effect as of the date hereof, the “Warrant Agreement”) between the Company and The Bank of New York Mellon, as warrant agent (the “Warrant Agent”).

We, as your United States counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.  In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and all statements as to factual matters in certificates of officers of the Company that we reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, we advise you that, in our opinion, when the specific terms of a particular Security have been duly authorized and established in accordance with the Indenture or the Warrant Agreement, as applicable, and such Security has been duly authorized, executed, issued, delivered, and, in the case of the Notes, authenticated by the Trustee, and, in the case of the Warrants, countersigned by the Warrant Agent, in accordance with the Indenture or the

Credit Suisse AG	2	May 4, 2015

Warrant Agreement, as applicable, and the applicable underwriting or other distribution agreement against payment therefor, such Security will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the terms of such Security shall have been duly established under the Indenture or the Warrant Agreement, as applicable, and such Security, and the offer, sale and issuance of such Security shall have been duly authorized by the Company and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing as a corporation in good standing under the laws of Switzerland; (iii) the Trustee or the Warrant Agent, as applicable, is, and shall remain, validly existing and in good standing under the laws of the jurisdiction of its organization; (iv) the effectiveness of the Registration Statement under the Securities Act and, with respect to the Notes, the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, shall not have been terminated or rescinded; (v) the Indenture or the Warrant Agreement, as applicable, has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the Trustee or the Warrant Agent, as applicable; (vi) the execution and delivery of the Indenture or the Warrant Agreement, as applicable, and such Security by each party thereto, and the performance by each such party of its obligations thereunder, are within its corporate powers, do not and will not contravene, or constitute a default under, its articles of association, articles of incorporation, bylaws or any other constitutive documents and require no action by or in respect of, or filing with, any governmental body, agency or official; and (vii) there shall not have occurred any change in law affecting the validity or enforceability of the Indenture or the Warrant Agreement, as applicable, or the Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company or of any restriction imposed by any court or governmental body having jurisdiction over the Company.

We express no opinion as to (x) provisions in the Indenture that purport to waive objections to venue, claims that a particular jurisdiction is an inconvenient forum or the like, (y) whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Securities or (z) the effectiveness of any service of process made other than in accordance with applicable law.  In addition, we note that, with respect to the Notes, the enforceability in the United States of Section 10.08(c) of the Indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

We express no opinion as to (i) whether a New York State or United States federal court would render or enforce a judgment in a currency other than U.S. Dollars or (ii) the exchange rate that such a court would use in rendering a judgment in U.S. Dollars in respect of an obligation in any other currency.

Credit Suisse AG	3	May 4, 2015

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, except that we express no opinion as to the application of state securities or Blue Sky laws to the Securities.  Insofar as the foregoing opinion involves matters governed by Swiss law, we have relied, without independent inquiry or investigation, on the opinions of Homburger AG, Swiss legal counsel for the Company, dated May 4, 2015, to be filed by the Company with the Commission as exhibits to a Current Report on Form 6-K concurrently with this opinion, and our opinion is subject to the same assumptions, qualifications, and limitations set forth therein.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K filed by the Company with the Commission on the date hereof and its incorporation by reference into the Registration Statement.  In addition, if a pricing supplement relating to the offer and sale of any particular Security or Securities is prepared and filed by the Company with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse AG, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse AG and [authenticated by the trustee] [countersigned by the warrant agent] pursuant to the [indenture] [warrant agreement], and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse AG, enforceable against Credit Suisse AG in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.  Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated May 4, 2015 and filed by the Company as an exhibit to a Current Report on Form 6-K on May 4, 2015. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG.  In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the [trustee’s] [warrant agent’s] authorization, execution and delivery of the [indenture] [warrant agreement] and its [authentication] [countersigning] of the securities, and the validity, binding nature and enforceability of the [indenture] [warrant agreement] with respect to the [trustee] [warrant agent], all as stated in the opinion of Davis Polk & Wardwell LLP dated May 4, 2015, which was filed by the Company as an exhibit to a Current Report on Form 6-K on May 4, 2015.  [This opinion is also subject to the discussion, as stated in such opinion, of the enforcement of securities denominated in a foreign currency.] [Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section

Credit Suisse AG	4	May 4, 2015

10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.]”

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Davis Polk & Wardwell LLP